Exhibit 99.1

For Immediate Release İ Global Communications İ MetLife, Inc.

Contacts:     For Media:    Ashia Razzaq
MetLife
(212) 578-1538

For Investors: John Hall
MetLife
(212) 578-7888

METLIFE ANNOUNCES SECOND QUARTER 2018 RESULTS
NEW YORK, August 1, 2018 - MetLife, Inc. (NYSE: MET) today announced its results for the second quarter ended June 30, 2018.
Second Quarter Results Summary

•	Net income of $845 million, compared to net income of $865 million in the second quarter of 2017. On a per share basis, net income of $0.83, compared to net income of $0.80 in the prior-year period.

•	Adjusted earnings* of $1.3 billion, or $1.30 per share, compared to adjusted earnings of $1.1 billion, or $1.04 per share in the second quarter of 2017.

•	Book value of $50.28 per share, down 21 percent from $63.63 per share at June 30, 2017, primarily due to the separation of Brighthouse Financial, Inc. and its subsidiaries (Brighthouse).

•
Book value, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA)*, of $42.76 per share, down 17 percent from $51.29 per share at June 30, 2017, also primarily due to the separation of Brighthouse.

•	Return on Equity (ROE) of 6.5 percent.

•	Adjusted ROE, excluding AOCI other than FCTA*, of 12.2 percent.

"MetLife delivered a very strong second quarter driven by solid underwriting and expense management around the globe," said Steven A. Kandarian, chairman, president and CEO of MetLife, Inc. "During the quarter we divested our remaining stake in Brighthouse and returned approximately $1.5 billion to shareholders through common stock repurchases and dividends. We remain focused on improving our return on equity, maintaining strong free cash flow, meeting our expense targets, and distributing capital to shareholders.”

Second Quarter 2018 Summary

($ in millions, except per share data)	Three months ended June 30,
	2018	2017	Change
Premiums, fees & other revenues	$16,998	$11,236	51%
Net investment income	4,473	4,193	7%
Net investment gains (losses)	(227)	104
Net derivative gains (losses)	(59)	(200)	71%
Total revenues	$21,185	$15,333	38%

Total adjusted revenues	$21,216	$15,511	37%
Adjusted premiums, fees & other revenues	$16,889	$11,398	48%

Net income (loss)	$845	$865	(2)%
Net income (loss) per share	$0.83	$0.80	4%

Adjusted earnings	$1,326	$1,121	18%
Adjusted earnings per share	$1.30	$1.04	25%

Book value per share	$50.28	$63.63	(21)%
Book value per share, excluding AOCI other than FCTA	$42.76	$51.29	(17)%
Book value per share - tangible common stockholders’ equity	$33.22	$42.26	(21)%

Expense ratio	14.6%	21.2%
Direct expense ratio, excluding total notable items related to direct expenses and pension risk transfer (PRT)	13.0%	12.9%
Adjusted expense ratio, excluding total notable items related to other expenses and PRT	20.7%	20.5%

ROE	6.5%	5.2%
ROE, excluding AOCI other than FCTA	7.8%	6.3%
Tangible ROE	10.1%	7.8%
Adjusted ROE, excluding AOCI other than FCTA	12.2%	8.2%
Adjusted tangible ROE	15.8%	10.0%
MetLife reported second quarter 2018 net income of $845 million, compared to net income of $865 million in the second quarter of 2017.
On a per share basis, net income was $0.83, compared to net income of $0.80 in the prior-year period.
Net investment income was $4.5 billion, up 7 percent.
Net derivative losses amounted to $47 million after tax during the quarter.
Premiums, fees & other revenues were $17.0 billion, up 51 percent over the second quarter of 2017. Adjusted premiums, fees & other revenues* were $16.9 billion, up 48 percent from the prior-year period on both a reported and constant currency basis*.

MetLife reported adjusted earnings of $1.3 billion, up 18 percent over the second quarter of 2017, on both a reported and constant currency basis. On a per share basis, which includes the impact of share repurchases, adjusted earnings were $1.30, up 25 percent from the prior-year period.

Supplemental slides for the second quarter of 2018, titled "2Q18 Supplemental Slides," are available on the MetLife Investor Relations website at www.metlife.com in the Conferences & Presentations section, and in the Form 8-K furnished by MetLife to the U.S. Securities and Exchange Commission in connection with this earnings news release.
Adjusted Earnings by Segment Summary

	Three months ended June 30, 2018
Segment	Change from prior-year period	Change (from prior-year period on a constant currency basis)
U.S.	36%	36%
Asia	17%	16%
Latin America	(6)%	(3)%
Europe, the Middle East and Africa (EMEA)	19%	15%
MetLife Holdings	18%	18%
Business Discussions
All comparisons of the results for the second quarter of 2018 in the business discussions that follow are with the second quarter of 2017, unless otherwise noted. See the second quarter 2018 notable items table that follows the Business Discussions section of this release for additional information on notable items incurred in the second quarter of 2018.

U.S.

($ in millions)	Three months ended June 30, 2018	Three months ended June 30, 2017	Change
Adjusted earnings	$671	$493	36%
Adjusted premiums, fees & other revenues	$11,767	$6,327	86%
Adjusted premiums, fees & other revenues, excluding pension risk transfers	$5,815	$5,518	5%
Notable item(s)	$0	$0

•	Total adjusted earnings for the U.S. were $671 million, up 36 percent. Excluding the impact of U.S. tax reform, adjusted earnings were up 13 percent driven by favorable underwriting and volume growth.

•	Adjusted return on allocated equity was 24.7 percent, and adjusted return on allocated tangible equity was 28.6 percent.

•
Adjusted premiums, fees & other revenues were $11.8 billion, up 86 percent, driven by a large pension risk transfer transaction in Retirement and Income Solutions. Excluding pension risk transfers, adjusted premiums, fees & other revenues were up 5 percent.

Group Benefits

($ in millions)	Three months ended June 30, 2018	Three months ended June 30, 2017	Change
Adjusted earnings	$261	$203	29%
Adjusted premiums, fees & other revenues	$4,378	$4,202	4%
Notable item(s)	$0	$0

•	Adjusted earnings for Group Benefits were $261 million, up 29 percent. Excluding the impact of U.S. tax reform, adjusted earnings were up 6 percent driven by favorable underwriting and volume growth.

•	Adjusted premiums, fees & other revenues were $4.4 billion, up 4 percent.

•	Sales for Group Benefits were down 4 percent year-to-date compared to the first half of 2017 which saw record jumbo case sales.

Retirement and Income Solutions

($ in millions)	Three months ended June 30, 2018	Three months ended June 30, 2017	Change
Adjusted earnings	$347	$262	32%
Adjusted premiums, fees & other revenues	$6,492	$1,238	424%
Notable item(s)	$0	$0

•
Adjusted earnings for Retirement and Income Solutions were $347 million, up 32 percent. Excluding the impact of U.S. tax reform, adjusted earnings were up 9 percent driven by favorable interest margins, underwriting and volume growth.

•	Adjusted premiums, fees & other revenues were $6.5 billion, up 424 percent from the prior-year period, primarily driven by a large pension risk transfer transaction.

•	Excluding pension risk transfers, adjusted premiums, fees & other revenues were up 26% percent.
Property & Casualty

($ in millions)	Three months ended June 30, 2018	Three months ended June 30, 2017	Change
Adjusted earnings	$63	$28	125%
Adjusted premiums, fees & other revenues	$897	$887	1%
Notable item(s)	$0	$0

•	Adjusted earnings for Property & Casualty were $63 million, up 125 percent, primarily due to favorable underwriting in both auto and home.

•	Adjusted premiums, fees & other revenues were $897 million, up 1 percent.

•	Pre-tax catastrophe losses and prior year development totaled $104 million, compared to $122 million in the prior-year period.

•	Sales for Property & Casualty were $157 million, up 23 percent.

ASIA

($ in millions)	Three months ended June 30, 2018	Three months ended June 30, 2017	Change
Adjusted earnings	$363	$310	17%
Adjusted earnings (constant currency)	$363	$314	16%
Adjusted premiums, fees & other revenues	$2,066	$2,045	1%
Notable item(s)	$0	$12

•	Adjusted earnings for Asia were $363 million, up 17 percent, and up 16 percent on a constant currency basis, driven by volume growth, higher investment income and lower taxes.

•	Adjusted return on allocated equity was 10.2 percent, and adjusted return on allocated tangible equity was 15.4 percent.

•
Adjusted premiums, fees & other revenues were $2.1 billion, up 1 percent and down 1 percent on a constant currency basis, reflecting the continued shift away from premium-based products to fee-based products.

•
Total sales for the region were $688 million, up 26 percent on a constant currency basis. Japan sales were up 42 percent primarily driven by foreign currency denominated products. Other Asia sales were up 3 percent, primarily driven by China.

LATIN AMERICA

($ in millions)	Three months ended June 30, 2018	Three months ended June 30, 2017	Change
Adjusted earnings	$145	$154	(6)%
Adjusted earnings (constant currency)	$145	$150	(3)%
Adjusted premiums, fees & other revenues	$972	$928	5%
Notable item(s)	$0	$0

•
Adjusted earnings for Latin America were $145 million, down 6 percent, and down 3 percent on a constant currency basis, primarily due to higher taxes in the region. Excluding the negative impact of U.S. tax reform, adjusted earnings were up 1 percent, and 4 percent on a constant currency basis, driven by volume growth.

•	Adjusted return on allocated equity was 18.5 percent, and adjusted return on allocated tangible equity was 30.9 percent.

•	Adjusted premiums, fees & other revenues were $972 million, up 5 percent, and up 7 percent on a constant currency basis, due to growth across the region.

•	Total sales for the region were up 6 percent on a constant currency basis, driven by higher direct marketing sales.

EMEA

($ in millions)	Three months ended June 30, 2018	Three months ended June 30, 2017	Change
Adjusted earnings	$86	$72	19%
Adjusted earnings (constant currency)	$86	$75	15%
Adjusted premiums, fees & other revenues	$673	$625	8%
Notable item(s)	$0	$0

•
Adjusted earnings for EMEA were $86 million, up 19 percent, and up 15 percent on a constant currency basis. Excluding the negative impact of U.S. tax reform, adjusted earnings were up 34 percent, and 28 percent on a constant currency basis.

•	Adjusted return on allocated equity was 9.9 percent, and adjusted return on allocated tangible equity was 16.2 percent.

•	Adjusted premiums, fees & other revenues were $673 million, up 8 percent, and up 5 percent on a constant currency basis.

•	Total sales for the region were $228 million, down 6 percent on a constant currency basis. Excluding the impact from exiting the UK wealth management business in mid-2017, sales were up 1 percent.
METLIFE HOLDINGS

($ in millions)	Three months ended June 30, 2018	Three months ended June 30, 2017	Change
Adjusted earnings	$280	$237	18%
Adjusted premiums, fees & other revenues	$1,326	$1,404	(6)%
Notable item(s)	$0	$(40)

•
Adjusted earnings for MetLife Holdings were $280 million, up 18 percent. Excluding the impact of U.S. tax reform, and adjusting for the notable item in the prior-year period, adjusted earnings were down 14 percent due to lower investment income and life underwriting, partially offset by favorable expenses.

•	Adjusted return on allocated equity was 11.1 percent, and adjusted return on allocated tangible equity was 12.6 percent.

•	Adjusted premiums, fees & other revenues were $1.3 billion, down 6 percent.

CORPORATE & OTHER

($ in millions)	Three months ended June 30, 2018	Three months ended June 30, 2017	Change
Adjusted earnings	$(219)	$(145)	(51)%
Notable item(s)	$(62)	$(31)

•
Corporate & Other had an adjusted loss of $219 million, compared to an adjusted loss of $145 million in the second quarter of 2017, primarily due to the negative impact of U.S. tax reform. The notable item in the current period is related to the company's expense initiative costs.

INVESTMENTS

($ in millions)	Three months ended June 30, 2018	Three months ended June 30, 2017	Change
Net investment income (as reported on an adjusted basis)	$4,327	$4,113	5%

•
As reported on an adjusted basis, net investment income was $4.3 billion, up 5 percent. Variable investment income was $176 million ($139 million, after tax), as compared to $222 million ($144 million, after tax) in the second quarter of 2017, primarily due to lower private equity and hedge fund income.

SECOND QUARTER 2018 NOTABLE ITEMS

($ in millions)	Adjusted Earnings
	Three months ended June 30, 2018
Notable Items	U.S.			Asia	Latin America	EMEA	MetLife Holdings	Corporate & Other	Total
	Group Benefits	Retirement and Income Solutions	Property & Casualty
Expense initiative costs								$(62)	$(62)
Total notable items	$0	$0	$0	$0	$0	$0	$0	$(62)	$(62)

*Information regarding the non-GAAP and other financial measures included in this news release and the reconciliation of the non-GAAP financial measures to GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussions below, as well as the tables that accompany this news release. Adjusted measures were formerly referred to as operating measures.
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About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (MetLife), is one of the world's leading financial services companies, providing insurance, annuities, employee benefits and asset management to help its individual and institutional customers navigate their changing world. Founded in 1868, MetLife has operations in more than 40 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.
Conference Call
MetLife will hold its second quarter 2018 earnings conference call and audio webcast on Thursday, August 2, 2018, from 9-10 a.m. (ET). The conference call will be available live via telephone and the internet. To listen via telephone, dial 877-209-9920 (U.S.) or 612-332-0530 (outside the U.S.). To listen to the conference call via the internet, visit www.metlife.com through a link on the Investor Relations page. Those who want to listen to the call via telephone or the internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.
The conference call will be available for replay via telephone and the internet beginning at 11 a.m. (ET) on Thursday, August 2, 2018, until Thursday August 9, 2018, at 11:59 p.m. (ET). To listen to a replay of the conference call via telephone, dial 800-475-6701 (U.S.) or 320-365-3844 (outside the U.S.). The access code for the replay is 433150. To access the replay of the conference call over the internet, visit the above-mentioned website.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(iii)	adjusted earnings;	(iii)	adjusted earnings available to common shareholders;
(iv)	adjusted earnings per share;	(iv)	adjusted earnings available to common shareholders per diluted common share;
(v)	book value per share;	(v)	book value per common share;
(vi)	book value per share, excluding AOCI other than FCTA;	(vi)	book value per common share, excluding AOCI other than FCTA;
(vii)	book value per share-tangible common stockholders’ equity;	(vii)	book value per common share-tangible common stockholders’ equity;
(viii)	premiums, fees and other revenues;	(viii)	premiums, fees and other revenues (adjusted);
(ix)	return on equity;	(ix)	return on MetLife, Inc.’s common stockholders’ equity;
(x)	return on equity, excluding AOCI other than FCTA;	(x)	return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI, other than FCTA;
(xi)	adjusted return on equity, excluding AOCI other than FCTA;	(xi)	adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;
(xii)	tangible return on equity; and	(xii)	return on MetLife, Inc.’s tangible common stockholders' equity; and
(xiii)	adjusted tangible return on equity.	(xiii)	adjusted return on MetLife, Inc.’s tangible common stockholders’ equity.
In this news release, MetLife presents certain measures of its performance that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding of MetLife’s performance by highlighting the results of operations and the underlying profitability drivers of the business.

The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	adjusted revenues;	(i)	revenues;
(ii)	adjusted expenses;	(ii)	expenses;
(iii)	adjusted premiums, fees and other revenues;	(iii)	premiums, fees and other revenues;
(iv)	adjusted earnings;	(iv)	income (loss) from continuing operations, net of income tax;
(v)	adjusted earnings available to common shareholders;	(v)	net income (loss) available to MetLife, Inc.’s common shareholders;
(vi)	adjusted earnings available to common shareholders on a constant currency basis;	(vi)	net income (loss) available to MetLife, Inc.’s common shareholders;
(vii)	adjusted earnings available to common shareholders, excluding total notable items;	(vii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(viii)	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;	(viii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ix)	adjusted earnings available to common shareholders per diluted common share;	(ix)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(x)	adjusted earnings available to common shareholders, excluding total notable items, per diluted common share;	(x)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xi)	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share;	(xi)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xii)	adjusted return on equity;	(xii)	return on equity;
(xiii)	adjusted return on equity, excluding AOCI other than FCTA;	(xiii)	return on equity;
(xiv)	adjusted tangible return on equity;	(xiv)	return on equity;
(xv)	investment portfolio gains (losses);	(xv)	net investment gains (losses);
(xvi)	derivative gains (losses);	(xvi)	net derivative gains (losses);
(xvii)	MetLife, Inc.’s tangible common stockholders’ equity;	(xvii)	MetLife, Inc.’s stockholders’ equity;
(xviii)	MetLife, Inc.’s tangible common stockholders’ equity, excluding total notable items;	(xviii)	MetLife, Inc.’s stockholders’ equity;
(xix)	MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xix)	MetLife, Inc.’s stockholders’ equity;
(xx)	MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA);	(xx)	MetLife, Inc.’s stockholders’ equity;
(xxi)	MetLife, Inc.’s common stockholders’ equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA);	(xxi)	MetLife, Inc.’s stockholders’ equity;

(xxii)	Adjusted return on allocated tangible equity - adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity;	(xxii)	return on equity;
(xxiii)	free cash flow of all holding companies;	(xxiii)	MetLife, Inc.’s net cash provided by (used in) operating activities;
(xxiv)	adjusted expense ratio;	(xxiv)	expense ratio;
(xxv)	adjusted expense ratio, excluding total notable items related to other expenses and PRT;	(xxv)	expense ratio;
(xxvi)	direct expense ratio; and	(xxvi)	expense ratio; and
(xxvii)	direct expense ratio, excluding total notable items related to direct expenses and PRT.	(xxvii)	expense ratio.
Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included in this earnings news release and in this period’s quarterly financial supplement, which is available at www.metlife.com.
MetLife’s definitions of the various non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:
Adjusted earnings and related measures

•	adjusted earnings;

•	adjusted earnings available to common shareholders;

•	adjusted earnings available to common shareholders on a constant currency basis;

•	adjusted earnings available to common shareholders, excluding total notable items;

•	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;

•	adjusted earnings available to common shareholders per diluted common share;

•	adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and

•	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share.
These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings is also MetLife’s GAAP measure of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its business plan and facilitate comparisons to industry results.
Adjusted earnings is defined as adjusted revenues less adjusted expenses, both net of income tax. Adjusted loss is defined as negative adjusted earnings. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.

Adjusted revenues and adjusted expenses
These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP and other businesses that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP and are referred to as divested businesses. Divested businesses also includes the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP.

Adjusted revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Adjusted expenses also excludes goodwill impairments.
The following additional adjustments are made to revenues, in the line items indicated, in calculating adjusted revenues:

•
Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•
Net investment income: (i) includes earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment, (ii) excludes post-tax adjusted earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iii) excludes certain amounts related to contractholder-directed unit-linked investments, (iv) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and (v) includes distributions of profits from certain other limited partnership interests that were previously accounted for under the cost method, but are now accounted for at estimated fair value, where the change in estimated fair value is recognized in NIGL for GAAP; and

•	Other revenues is adjusted for settlements of foreign currency earnings hedges and excludes fees received in association with services provided under transition service agreements (TSA Fees).

The following additional adjustments are made to expenses, in the line items indicated, in calculating adjusted expenses:

•
Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments, (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•
Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•
Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition, integration and other costs. Other expenses includes TSA Fees.

Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.
The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from the MetLife’s effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.
Investment portfolio gains (losses) and derivative gains (losses)
These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses, goodwill impairment or changes in estimated fair value. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).

Return on equity, allocated equity, tangible equity and related measures

•
MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.

•
MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), defined benefit plans adjustment components of AOCI and total notable items, net of income tax.

•	Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

•
Return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.

•	Adjusted return on MetLife, Inc.'s common stockholders' equity: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity.

•
Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.

•
Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA): adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding net assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA).

•
Allocated equity: portion of MetLife, Inc.’s common stockholders’ equity that management allocates to each of its segments and sub-segments based on local capital requirements and economic capital. Economic capital is an internally developed risk capital model, the purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. MetLife management periodically reviews this model to ensure that it remains consistent with emerging industry practice standards and the local capital requirements; allocated equity may be adjusted if warranted by such review. Allocated equity excludes the impact of AOCI other than FCTA.

•	Return on allocated equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by allocated equity.

•	Adjusted return on allocated equity: adjusted earnings available to common shareholders divided by allocated equity.

The above measures represent a level of equity consistent with the view that, in the ordinary course of business, MetLife does not plan to sell most investments for the sole purpose of realizing gains or losses. Also refer to the utilization of adjusted earnings and other financial measures based on adjusted earnings mentioned above.

•
MetLife, Inc.’s tangible common shareholders’ equity or tangible equity: MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, reduced by the impact of goodwill, value of distribution agreements (VODA) and value of customer relationships acquired (VOCRA), all net of income tax.

•
MetLife, Inc.’s tangible common stockholders’ equity, adjusted for total notable items: MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, reduced by the impact of goodwill, value of distribution agreements (VODA), value of customer relationships acquired (VOCRA) and total notable items, all net of income tax.

•
Return on MetLife, Inc.’s tangible common stockholders' equity: net income (loss) available to MetLife, Inc.’s common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.'s average tangible common stockholders' equity.

•
Adjusted return on MetLife, Inc.'s tangible common stockholders' equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.'s average tangible common stockholders' equity.

•
Return on allocated tangible equity: net income (loss) available to MetLife, Inc.’s common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.

•	Adjusted return on allocated tangible equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.
The above measures are, when considered in conjunction with regulatory capital ratios, a measure of capital adequacy.
Expense ratio, direct expense ratio, adjusted expense ratio and related measures

•	Expense ratio: other expenses, net of capitalization of DAC, divided by total premiums, fees and other revenues.

•	Direct expense ratio: direct expenses, on an adjusted basis, divided by total adjusted premiums, fees and other revenues.

•
Direct expense ratio, excluding total notable items and PRT: direct expenses, on an adjusted basis, excluding total notable items related to direct expenses, divided by total adjusted premiums, fees and other revenues, excluding PRT.

•	Adjusted expense ratio: other expenses, net of capitalization of DAC, both on an adjusted basis, divided by total adjusted premiums, fees and other revenues.

•
Adjusted expense ratio, excluding total notable items and PRT: other expenses, net of capitalization of DAC, both on an adjusted basis, excluding total notable items related to other expenses, divided by total adjusted premiums, fees and other revenues, excluding PRT.

The following additional information is relevant to an understanding of MetLife’s performance results:

•
Statistical sales information for U.S. Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products. Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

•
Statistical sales information for U.S. Property & Casualty: calculated based on first year direct written premium net of cancellation and endorsement activity. Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

•
Statistical sales information for Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group). Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

•
All comparisons on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the current period and are applied to each of the comparable periods.

•
Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.

•
Asymmetrical and non-economic accounting refers to: (i) the portion of net derivative gains (losses) on embedded derivatives attributable to the inclusion of MetLife’s credit spreads in the liability valuations, (ii) hedging activity that generates net derivative gains (losses) and creates fluctuations in net income because hedge accounting cannot be achieved and the item being hedged does not a have an offsetting gain or loss recognized in earnings, (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments, and (iv) impact of changes in foreign currency exchange rates on the re-measurement of foreign denominated unhedged funding agreements and financing transactions to the U.S. dollar and the re-measurement of certain liabilities from non-functional currencies to functional currencies. MetLife believes that excluding the impact of asymmetrical and non-economic accounting from total GAAP results enhances investor understanding of MetLife’s performance by disclosing how these accounting practices affect reported GAAP results.

•
MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.

•
Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders. Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its Business Plan. Notable items also include certain items regardless of the extent anticipated in the Business Plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results.

Forward-Looking Statements
This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” "will," and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Many factors will be important in determining the results of MetLife, Inc., its subsidiaries and affiliates. Forward-looking statements are based on our assumptions and current expectations, which may be inaccurate, and on the current economic environment, which may change. These statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission. These factors include: (1) adverse effects which may arise in connection with the material weaknesses in our internal control over financial reporting or our failure to promptly remediate them; (2) difficult conditions in the global capital markets; (3) increased volatility and disruption of the global capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (4) exposure to global financial and capital market risks, including as a result of the United Kingdom’s notice of withdrawal from the European Union or other disruption in global political, security or economic conditions; (5) impact on us of comprehensive financial services regulation reform; (6) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (7) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (8) adverse results or other consequences from litigation, arbitration or regulatory investigations; (9) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (10) investment losses and defaults, and changes to investment valuations; (11) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (12) impairments of goodwill and realized losses or market value impairments to illiquid assets; (13) defaults on our mortgage loans; (14) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (15) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (16) downgrades in our claims paying ability, financial strength or credit ratings; (17) a deterioration in the experience of the closed block established in connection with the reorganization of Metropolitan Life Insurance Company; (18) availability and effectiveness of reinsurance, hedging or indemnification arrangements, as well as any default or failure of counterparties to perform; (19) differences between actual claims experience and underwriting and reserving assumptions; (20) ineffectiveness of risk management policies and procedures; (21) catastrophe losses; (22) increasing cost and limited market capacity for statutory life insurance reserve financings; (23) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (24) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and any adjustment for nonperformance risk; (25) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from (a) business acquisitions and integrating and managing the growth of such acquired businesses, (b) dispositions of businesses via sale, initial public offering, spin-off or otherwise, including failure to achieve projected operational benefit from such transactions and any restrictions, liabilities, losses or indemnification obligations arising from any transitional services or tax arrangements related to the separation of any business, or from the failure of such a separation to qualify for any intended tax-free treatment, (c) entry into joint ventures, or (d) legal entity reorganizations; (26) unanticipated or adverse developments that could adversely affect our achieving expected operational or other benefits from the separation of Brighthouse Financial, Inc. and its subsidiaries (“Brighthouse”); (27) liabilities, losses or indemnification obligations arising from our transitional services, investment management or tax arrangements or other agreements with Brighthouse; (28) failure of the separation of Brighthouse to qualify for intended tax-free treatment; (29) legal, regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (30) MetLife, Inc.’s and its subsidiary holding companies’ primary reliance, as holding companies, on dividends from subsidiaries to meet free cash flow targets and debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (31) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (32) changes in accounting standards, practices and/or policies; (33) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (34) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (35) difficulties in marketing and distributing products through our distribution channels; (36) provisions of laws and our incorporation documents that may delay, deter or prevent takeovers and corporate combinations involving MetLife; (37) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (38) any failure to protect the confidentiality of client information; (39) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; (40) the impact of technological changes on our businesses; and (41) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the U.S. Securities and Exchange Commission.

MetLife, Inc.
GAAP Interim Condensed Consolidated Statements of Operations
(Unaudited)
(In millions)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues
Premiums	$15,153	$9,580	$24,331	$18,545
Universal life and investment-type product policy fees	1,370	1,364	2,762	2,724
Net investment income	4,473	4,193	8,218	8,614
Other revenues	475	292	949	634
Net investment gains (losses)	(227)	104	(560)	192
Net derivative gains (losses)	(59)	(200)	290	(412)
Total revenues	21,185	15,333	35,990	30,297
			.
Expenses
Policyholder benefits and claims	14,866	9,427	23,584	18,290
Interest credited to policyholder account balances	1,424	1,292	2,193	2,743
Policyholder dividends	309	313	606	623
Capitalization of DAC	(834)	(744)	(1,630)	(1,457)
Amortization of DAC and VOBA	707	656	1,400	1,319
Amortization of negative VOBA	(16)	(38)	(38)	(81)
Interest expense on debt	309	284	595	567
Other expenses	3,319	3,125	6,523	6,203
Total expenses	20,084	14,315	33,233	28,207

Income (loss) from continuing operations before provision for income tax	1,101	1,018	2,757	2,090
Provision for income tax expense (benefit)	207	162	606	282
Income (loss) from continuing operations, net of income tax	894	856	2,151	1,808
Income (loss) from discontinued operations, net of income tax	—	58	—	(18)
Net income (loss)	894	914	2,151	1,790
Less: Net income (loss) attributable to noncontrolling interests	3	3	7	6
Net income (loss) attributable to MetLife, Inc.	891	911	2,144	1,784
Less: Preferred stock dividends	46	46	52	52
Net income (loss) available to MetLife, Inc.'s common shareholders	$845	$865	$2,092	$1,732

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	2018		2017		2018		2017
Reconciliation to Adjusted Earnings Available to Common Shareholders		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)
Net income (loss) available to MetLife, Inc.'s common shareholders	$845	$0.83	$865	$0.80	$2,092	$2.02	$1,732	$1.59

Adjustments from net income (loss) available to common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	(227)	(0.22)	104	0.10	(560)	(0.54)	192	0.18
Net derivative gains (losses)	(59)	(0.06)	(200)	(0.19)	290	0.28	(412)	(0.38)
Premiums	—	—	(136)	(0.13)	—	—	(310)	(0.28)
Universal life and investment-type product policy fees	26	0.03	26	0.02	58	0.06	38	0.03
Net investment income	146	0.14	80	0.07	(328)	(0.32)	329	0.30
Other revenues	83	0.08	(52)	(0.05)	166	0.16	(105)	(0.10)
Policyholder benefits and claims and policyholder dividends	(50)	(0.05)	(22)	(0.02)	(97)	(0.09)	24	0.02
Interest credited to policyholder account balances	(267)	(0.26)	(226)	(0.20)	81	0.08	(641)	(0.58)
Capitalization of DAC	—	—	(14)	(0.01)	1	—	(30)	(0.03)
Amortization of DAC and VOBA	1	—	51	0.05	5	—	33	0.03
Amortization of negative VOBA	—	—	3	—	1	—	6	0.01
Interest expense on debt	(30)	(0.03)	4	—	(30)	(0.03)	16	0.01
Other expenses	(142)	(0.14)	(55)	(0.05)	(236)	(0.23)	(192)	(0.18)
Goodwill impairment	—	—	—	—	—	—	—	—
Provision for income tax (expense) benefit	41	0.04	126	0.12	(1)	—	366	0.35
Income (loss) from discontinued operations, net of income tax	—	—	58	0.05	—	—	(18)	(0.02)
Add: Net income (loss) attributable to noncontrolling interests	3	—	3	—	7	0.01	6	0.01
Adjusted earnings available to common shareholders	1,326	1.30	1,121	1.04	2,749	2.66	2,442	2.24
Less: Total notable items (2)	(62)	(0.06)	(59)	(0.05)	(34)	(0.03)	(55)	(0.05)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$1,388	$1.36	$1,180	$1.09	$2,783	$2.69	$2,497	$2.29

Adjusted earnings available to common shareholders on a constant currency basis	$1,326	$1.30	$1,124	$1.04	$2,749	$2.66	$2,480	$2.27
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$1,388	$1.36	$1,183	$1.09	$2,783	$2.69	$2,535	$2.32

Weighted average common shares outstanding - diluted		1,023.8		1,082.1		1,034.0		1,090.4

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Premiums, Fees and Other Revenues
Total premiums, fees and other revenues	$16,998	$11,236	$28,042	$21,903
Less: Unearned revenue adjustments	(5)	9	(10)	10
GMIB fees	31	31	61	62
Settlement of foreign currency earnings hedges	5	5	9	11
TSA fees	78	—	157	—
Divested businesses	—	(207)	7	(460)
Total adjusted premiums, fees and other revenues	$16,889	$11,398	$27,818	$22,280

Net Investment Income
Net investment income	$4,473	$4,193	$8,218	$8,614
Less: Investment hedge adjustments	(119)	(114)	(229)	(253)
Operating joint venture adjustments	—	1	1	—
Unit-linked contract income	286	214	(67)	630
Securitization entities income	—	—	—	—
Certain partnership distributions	(21)	—	(33)	—
Divested businesses	—	(21)	—	(48)
Net investment income, as reported on an adjusted basis	$4,327	$4,113	$8,546	$8,285

Revenues and Expenses
Total revenues	$21,185	$15,333	$35,990	$30,297
Less: Net investment gains (losses)	(227)	104	(560)	192
Less: Net derivative gains (losses)	(59)	(200)	290	(412)
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	(5)	9	(10)	10
Less: Other adjustments to revenues:
GMIB fees	31	31	61	62
Investment hedge adjustments	(119)	(114)	(229)	(253)
Operating joint venture adjustments	—	1	1	—
Unit-linked contract income	286	214	(67)	630
Securitization entities income	—	—	—	—
Settlement of foreign currency earnings hedges	5	5	9	11
Certain partnership distributions	(21)	—	(33)	—
TSA fees	78	—	157	—
Divested businesses	—	(228)	7	(508)
Total adjusted revenues	$21,216	$15,511	$36,364	$30,565

Total expenses	$20,084	$14,315	$33,233	$28,207
Less: Adjustments related to net investment (gains) losses and net derivative (gains) losses	(10)	(28)	(24)	(30)
Less: Goodwill impairment	—	—	—	—
Less: Other adjustments to expenses:
Inflation and pass-through adjustments	—	53	41	74
GMIB costs and amortization of DAC and VOBA related to GMIB fees and GMIB costs	60	61	75	121
Market value adjustments and amortization of DAC, VOBA and negative VOBA related to market value adjustments	(1)	2	(1)	5
PAB hedge adjustments	(1)	(1)	(2)	(2)
Unit-linked contract costs	268	213	(79)	615
Securitization entities debt expense	—	—	—	—
Noncontrolling interest	(5)	(3)	(12)	(7)
Regulatory implementation costs	2	—	3	—
Acquisition, integration and other costs	14	14	25	22
TSA fees	78	—	157	—
Divested businesses	83	(52)	92	(14)
Total adjusted expenses	$19,596	$14,056	$32,958	$27,423

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share and ratio data)
	June 30,
Book Value (3)	2018	2017

Book value per common share	$50.28	$63.63
Less: Net unrealized investment gains (losses), net of income tax	9.70	14.15
Defined benefit plans adjustment, net of income tax	(2.18)	(1.81)
Book value per common share, excluding AOCI other than FCTA	42.76	51.29
Less: Goodwill, net of income tax	9.20	8.68
VODA and VOCRA, net of income tax	0.34	0.35
Book value per common share - tangible common stockholders' equity	$33.22	$42.26

Book value per common share	$50.28	$63.63
Less: Net unrealized investment gains (losses), net of income tax	9.70	14.15
Defined benefit plans adjustment, net of income tax	(2.18)	(1.81)
Book value per common share, excluding AOCI other than FCTA	42.76	51.29
Less: Net equity of assets and liabilities of disposed subsidiary, excluding AOCI other than FCTA	—	13.77
Book value per common share - common stockholders' equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA)	$42.76	$37.52

Common shares outstanding, end of period	1,000.2	1,063.5

	For the Three Months Ended
	June 30,
Expense Detail and Ratios	2018	2017

Reconciliation of Capitalization of DAC to Capitalization of DAC, as reported on an adjusted basis.
Capitalization of DAC	$(834)	$(744)
Less: Divested businesses	—	14
Capitalization of DAC, as reported on an adjusted basis	$(834)	$(758)

Reconciliation of Other Expenses to Other Expenses, as reported on an adjusted basis
Other expenses	$3,319	$3,125
Less: Noncontrolling interest	(5)	(3)
Less: Regulatory implementation costs	2	—
Less: Acquisition, integration and other costs	14	14
Less: TSA fees	78	—
Less: Divested businesses	53	44
Other expenses, as reported on an adjusted basis	$3,177	$3,070

Other detail and ratios
Other expenses	$3,319	$3,125
Capitalization of DAC	(834)	(744)
Other expenses, net of capitalization of DAC	$2,485	$2,381

Total premiums, fees and other revenues	$16,998	$11,236

Expense ratio	14.6%	21.2%

Direct expenses	$1,500	$1,459
Less: Total notable items related to direct expenses	78	88
Direct expenses, excluding total notable items related to direct expenses	$1,422	$1,371

Other expenses, as reported on an adjusted basis	$3,177	$3,070
Capitalization of DAC, as reported on an adjusted basis	(834)	(758)
Other expenses, net of capitalization of DAC, as reported on an adjusted basis	2,343	2,312
Less: Total notable items related to other expenses, as reported on an adjusted basis	78	137
Other expenses, net of capitalization of DAC, excluding total notable items related to other expenses, as reported on an adjusted basis	$2,265	$2,175

Total adjusted premiums, fees and other revenues	$16,889	$11,398
Less: Pension risk transfer ("PRT")	5,952	809
Total adjusted premiums, fees and other revenues, excluding PRT	$10,937	$10,589

Direct expense ratio	8.9%	12.8%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	13.0%	12.9%
Adjusted expense ratio	13.9%	20.3%
Adjusted expense ratio, excluding total notable items related to other expenses and PRT	20.7%	20.5%

See footnotes on last page.

MetLife, Inc.
(Unaudited)
	For the Three Months Ended
	June 30, (4)
Return on Equity	2018	2017
Return on MetLife, Inc.'s:
Common stockholders' equity	6.5%	5.2%
Common stockholders' equity, excluding AOCI other than FCTA	7.8%	6.3%
Tangible common stockholders' equity	10.1%	7.8%

Adjusted return on MetLife, Inc.'s:
Common stockholders' equity	10.2%	6.7%
Common stockholders' equity, excluding AOCI other than FCTA	12.2%	8.2%
Common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	12.7%	8.6%
Common stockholders' equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA)	12.2%	11.4%
Tangible common stockholders' equity	15.8%	10.0%
Tangible common stockholders' equity, excluding total notable items (2)	16.5%	10.5%

Return on Allocated Equity:
U.S.	28.8%	21.2%
Asia	6.6%	6.5%
Latin America	6.6%	13.0%
EMEA	8.2%	8.3%
MetLife Holdings	8.1%	2.8%

Return on Allocated Tangible Equity:
U.S.	33.4%	24.7%
Asia	10.0%	10.3%
Latin America	11.1%	22.3%
EMEA	13.4%	13.7%
MetLife Holdings	9.3%	3.2%

Adjusted Return on Allocated Equity:
U.S.	24.7%	19.3%
Asia	10.2%	9.9%
Latin America	18.5%	21.0%
EMEA	9.9%	9.0%
MetLife Holdings	11.1%	8.4%

Adjusted Return on Allocated Tangible Equity:
U.S.	28.6%	22.5%
Asia	15.4%	15.8%
Latin America	30.9%	36.2%
EMEA	16.2%	14.7%
MetLife Holdings	12.6%	9.5%

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders
(Unaudited)
(In millions)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
U.S.:
Adjusted earnings available to common shareholders	$671	$493	$1,324	$990
Less: Total notable items (2)	—	—	—	(23)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$671	$493	$1,324	$1,013

Adjusted earnings available to common shareholders on a constant currency basis (5)	$671	$493	$1,324	$990
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (5)	$671	$493	$1,324	$1,013
Group Benefits:
Adjusted earnings available to common shareholders	$261	$203	$479	$397
Less: Total notable items (2)	—	—	—	3
Adjusted earnings available to common shareholders, excluding total notable items (2)	$261	$203	$479	$394

Adjusted earnings available to common shareholders on a constant currency basis (5)	$261	$203	$479	$397
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (5)	$261	$203	$479	$394
Retirement & Income Solutions:
Adjusted earnings available to common shareholders	$347	$262	$686	$536
Less: Total notable items (2)	—	—	—	17
Adjusted earnings available to common shareholders, excluding total notable items (2)	$347	$262	$686	$519

Adjusted earnings available to common shareholders on a constant currency basis (5)	$347	$262	$686	$536
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (5)	$347	$262	$686	$519
Property & Casualty:
Adjusted earnings available to common shareholders	$63	$28	$159	$57
Less: Total notable items (2)	—	—	—	(43)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$63	$28	$159	$100

Adjusted earnings available to common shareholders on a constant currency basis (5)	$63	$28	$159	$57
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (5)	$63	$28	$159	$100
Asia:
Adjusted earnings available to common shareholders	$363	$310	$690	$605
Less: Total notable items (2)	—	12	—	9
Adjusted earnings available to common shareholders, excluding total notable items (2)	$363	$298	$690	$596

Adjusted earnings available to common shareholders on a constant currency basis	$363	$314	$690	$620
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$363	$302	$690	$611
Latin America:
Adjusted earnings available to common shareholders	$145	$154	$285	$297
Less: Total notable items (2)	—	—	—	(1)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$145	$154	$285	$298

Adjusted earnings available to common shareholders on a constant currency basis	$145	$150	$285	$307
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$145	$150	$285	$308
EMEA:
Adjusted earnings available to common shareholders	$86	$72	$167	$147
Less: Total notable items (2)	—	—	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$86	$72	$167	$147

Adjusted earnings available to common shareholders on a constant currency basis	$86	$75	$167	$160
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$86	$75	$167	$160
MetLife Holdings:
Adjusted earnings available to common shareholders	$280	$237	$705	$624
Less: Total notable items (2)	—	(40)	62	37
Adjusted earnings available to common shareholders, excluding total notable items (2)	$280	$277	$643	$587

Adjusted earnings available to common shareholders on a constant currency basis (5)	$280	$237	$705	$624
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (5)	$280	$277	$643	$587
Corporate & Other:
Adjusted earnings available to common shareholders	$(219)	$(145)	$(422)	$(221)
Less: Total notable items (2)	(62)	(31)	(96)	(77)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$(157)	$(114)	$(326)	$(144)

Adjusted earnings available to common shareholders on a constant currency basis (5)	$(219)	$(145)	$(422)	$(221)
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (5)	$(157)	$(114)	$(326)	$(144)

See footnotes on last page.

MetLife, Inc.
(Unaudited)

(1)
Adjusted earnings available to common shareholders is calculated on a standalone basis and may not equal the sum of (i) adjusted earnings available to common shareholders, excluding total notable items and (ii) total notable items.

(2)
Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its Business Plan. Notable items also include certain items regardless of the extent anticipated in the Business Plan to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items can affect MetLife’s results either positively or negatively.

(3)	Book values exclude $3,340 and $2,066 million of equity related to preferred stock at June 30, 2018 and 2017, respectively.

(4)	Annualized using quarter-to-date results.

(5)	Amounts on a reported basis, as constant currency impact is not significant.